Exhibit 10.30

SHARED SERVICES AGREEMENT

among

SurgePays, Inc.

and

Surge Logics, Inc.

SHARED SERVICES AGREEMENT

This SHARED SERVICES AGREEMENT (“Agreement”) is entered into as of [Date], to be effective as of [Date] (the “Effective Date”), by and among (a) SurgePays, Inc., a Nevada corporation (“SurgePays”), on behalf of itself and the other SurgePays Parties (as defined herein), and (b) Surge Logics, Inc., a Nevada corporation (“Logics”), on behalf of itself and the Logics Parties (as defined herein). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties”.

R E C I T A L S:

WHEREAS, the Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article II, with respect to the amount to be paid by Logics for certain general and administrative services to be performed by SurgePays and its Subsidiaries (as defined herein) for and on behalf of the Logics Parties (as defined herein) and Logics obligations to reimburse SurgePays and its Subsidiaries for certain costs and expenses incurred in connection therewith; and

WHEREAS, the Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article II, with respect to the amount to be paid by the SurgePays Parties for certain general and administrative services to be performed by Logics and its Subsidiaries (as defined herein) for and on behalf of the SurgePays Parties (as defined herein) and SurgePays obligations to reimburse Logics and its Subsidiaries for certain costs and expenses incurred in connection therewith.

NOW, THEREFORE, in consideration of the promises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I Definitions

1.	Definitions

As used in this Agreement, the following terms shall have the respective meanings set forth below:

a.	“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, the Person in question.

b.	“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

c.	“Logics Parties” means Logics and any of its Subsidiaries.

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d.	“Party” and “Parties” are defined in the introduction to this Agreement

e.	“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization association, government agency or political subdivision thereof or other entities.

f.	“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entities (without regard to the occurrence of any entities) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person, directly or by one or more Subsidiaries of such Person, or a combination thereof, Controls such partnership on the date of determination or (c) any other Person in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

g.	“SurgePays Parties” means SurgePays, Inc. and any of their Subsidiaries. “SurgePays Party” means any of the SurgePays Parties.

ARTICLE II Services

2.	Provision of Services

a.	SurgePays agrees to provide, an agrees to cause its Subsidiaries to provide, on behalf of the Logics Parties and for the Logics Parties’ benefit, the services set forth on Exhibit A-1, which such services (collectively, the “SurgePays Services”) are necessary to run the business of the Logics Parties (the “Logics Business”), and such other services as may be agreed by the Parties in writing from time to time.

b.	All Logics Services and SurgePays Services provided hereunder, as applicable, shall be done in a safe and workmanlike manner consistent with standard industry practices.

c.	Notwithstanding anything herein to the contrary, and in recognition of the fact that the services to be performed and provided by the Parties hereunder are to be furnished, performed and provided in exchange for the reimbursement provided herein, the Parties shall only be liable to one another for gross negligence or willful misconduct in the performance of their obligations hereunder, AND NO PARTY NOR ANY OF ITS AFFILIATES OR AGENTS AS SUCH PARTY SHALL APPOINT TO PERFORM DUTIES HEREUNDER OR THEIR RESPECTIVE DIRECTORS, STOCKHOLDERS, OFFICERS, MEMBERS, PARTNERS, EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES, SUCCESSORS, TRANSFEREES AND ASSIGNEES, SHALL BE LIABLE TO THE OTHER PARTY OR PERSONS WHO HAVE ACQUIRED INTERESTS IN THE OTHER PARTY, WHETHER AS SHAREHOLDERS, PARTNERS, ASSIGNEES OR OTHERWISE, FOR ERRORS IN JUDGMENT OR FOR ANY ACTS OR OMISSIONS THAT DO NOT CONSTITUTE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

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2.2	Reimbursement for Services

a.	Logics hereby agrees to reimburse the SurgePays Parties for all cash expenses and expenditures that the SurgePays Parties and their Subsidiaries incur or payments the SurgePays Parties and their Subsidiaries make on behalf of the Logics Parties in connection with providing the SurgePays Services, as well as for certain other direct or allocated costs and expenses incurred by the SurgePays Parties and their Subsidiaries on behalf of the Logics Parties, in each case as provided in Exhibit A-2.

b.	Within ten (10) days following the end of each calendar month, SurgePays, on behalf of the SurgePays Parties, on the one hand, and Logics, on behalf of the Logics Parties, on the other hand, shall deliver to the other party an invoice or other mutually acceptable record of the fees owed to such party for services performed under Section 2.1(a) or Section 2.1(b) hereof during the prior calendar month, as applicable. Such reimbursements shall be made on or before the twenty-first (21st) calendar day of the month following the month such costs and expenses are incurred.

c.	For the avoidance of doubt, the costs and expenses set forth in Section 2.2(a) shall be paid by Logics in addition to, and not as a part of or included in, certain expenses of SurgePays that are reimbursed under the Partnership Agreement. In the event of a dispute concerning any billing or reimbursement amounts hereunder, the parties agree to attempt to resolve such differences through good faith negotiations.

ARTICLE III Miscellaneous

3.	Choice of Law; Submission to Jurisdiction

This Agreement shall be subject to and governed by the laws of the State of Nevada, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Nevada and to venue in Clark County, Nevada.

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3.1	Notice. All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by email to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt.

Notice given by email shall be effective upon actual receipt if received during the recipient’s normal business hours or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below such Party’s signature to this Agreement or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 3.1.

If to the SurgePays Parties:

3124 Brother Blvd. Suite 104

Bartlett, TN 38133

Attn: Legal

E-mail:

If to the Logics Parties:

1375 E. Woodfield Road

Suite 420

Schaumburg, Il 60173

Attn: Legal

E-mail:

3.2	Entire Agreement This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

3.3	Termination of Agreement This Agreement may be terminated by either SurgePays or Logics upon forty-five (45) days written notice.

3.4	Amendment or Modification This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.

3.5	Assignment No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties hereto; provided, however, that Logics may make a collateral assignment of this Agreement solely to secure working capital financing for Logics.

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3.6	Counterparts This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

3.7	Severability If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

3.8	Further Assurances In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all the terms, provisions and conditions of this Agreement and all such transactions.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Effective Date.

SURGEPAYS, INC.

By:
Name:
Title:

SURGE LOGICS, INC.

By:
Name:
Title:

[Signature Page to Shared Services Agreement]

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Exhibit A-1 SurgePays Services

SERVICES TO BE PROVIDED BY SURGEPAYS TO LOGICS

A.	TREASURY

1.	Credit services, consisting of:

a.	Management of credit department (people, processes, policies)
b.	Credit approvals and risk analysis; and
c.	Liaison with other functional leaders on credit issues and outside firms (legal department, collection agency, credit reports, etc.)

2.	Cash Management services, consisting of:

a.	Management of treasury department (people, processes, policies)
b.	Daily cash management (make payments (wires, ACH’s), cash position, funding accounts, etc.); and
c.	Bank administration for all accounts, direct debit and account structure; and cash forecasting and tracking historical actual, accounting support

3.	Treasury Operations services, consisting of:

a.	Preparation and submission of debt compliance certificates, borrowing base and interest and fee payments
b.	Credit card administration and support including internal and external audits; and
c.	Management and maintenance of bank relations, treasury metrics and reporting

4.	Supplier Credit services, consisting of:

a.	Credit support for existing and new suppliers, including negotiation and preparation of agreements, obtaining credit, and credit applications
b.	Administration of supplier credit risk including reporting and tracking of activity; and
c.	Management of letters of credit and prepayments

5.	Capital Structure services, consisting of:

a.	Capital structure management, including debt, lease financing, equity and working capital
b.	Management of rating agencies and bank relationships
c.	Investor relations support
d.	Evaluation and support relating to refinancing, offerings and other debt and capital activities; and
e.	Support for business development including due diligence relating to treasury/finance for mergers and acquisitions

B.	CORPORATE COMPLIANCE / ENVIRONMENTAL / HSSR

1.	Corporate Risk and Compliance services, consisting of:

a.	Administration of insurance coverage and claims
b.	Risk assessment mapping and mitigation
c.	Development and management of compliance management structure, administration, reporting and resolution; and

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d.	Development and management of Enterprise Risk and Compliance Committee and associated compliance activities

C.	CORPORATE COMMUNICATIONS / PUBLIC AFFAIRS

1.	Public Relations services, consisting of development of long- and short-term plans for proactively engaging the media, including developing Logics positioning, messaging and materials, including:

a.	Press releases
b.	Crisis communications plans and materials
c.	Media lists
d.	Media interaction; and
e.	Media training

2.	Community Relations services, consisting of development of charitable giving and volunteer program, including:

a.	Giving criteria
b.	Budgets
c.	Employee communication and activation; and
d.	Public recognition

3.	Internal Communications services, consisting of:

a.	Management of regular town hall meetings; and
b.	Drafting and publication of quarterly Logics newsletter; and
c.	Other internal communications services as requested

4.	Board Relations services, consisting of management and direction of all Board of Director and committee communications and logistics, including:

a.	Development of annual Board of Director and committee schedules
b.	Development and management of Board of Director and committee agendas

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c.	Arrangement of logistical details for all meetings; and
d.	Oversight over vendors providing tools for Board of Directors and executives

5.	Advertising and Sponsorships services, consisting of development and administration of plans and activities to raise LOGICS’s profile in the community through paid advertising, sponsorships and promotional activities, including:

a.	Development of overall strategy
b.	Evaluation of opportunities; and
c.	Activation of programs

D.	HR

1.	Corporate HR services, consisting of:

a.	Management and administration of and service on Investment Committee and Benefits Committee including facilitation of meetings and preparation and maintenance of agendas, minutes and associated materials
b.	Provision of employment/income verifications, as requested; and
c.	Provision of consultation and support regarding HR, labor and benefits matters, as requested

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Exhibit A-2 Schedule of Compensation

Direct Expenses

Logics will reimburse the SurgePays Parties for all expenses and out-of-pocket costs incurred by the SurgePays Parties and their Subsidiaries in connection with providing the SurgePays Services or the SurgePays Parties will arrange to have those expenses and out-of-pocket costs paid directly by Logics.

Allocated Costs

Logics will pay the SurgePays Parties for the resources and overhead support to provide the activities listed in Exhibit A-1 based on an allocation of the costs (without markup) that are incurred by the SurgePays Parties for such resources and support. The costs for each service will be allocated to Logics based upon key metrics entities by the SurgePays Parties as part of their annual budgeting process and the allocation of those costs to their Subsidiaries.

Prior to the Effective Date, the SurgePays Parties and Logics have agreed on the resources and overhead support that are entities to be required for the SurgePays Services through March 31, 2021 be paid by Logics for the SurgePays Services, as set forth below. This initial estimate of resources and support will be used as the monthly service fee for the SurgePays Services through March 31, 2021.

For each six month period starting April 1, 2021 and thereafter, the Parties will review the amount of resources and overhead support actually required to perform the SurgePays Services during the prior six-month period, and the SurgePays Parties will use the actual level of resources and support in that prior period (with any adjustments which the Parties may mutually establish) to determine the monthly service fees for the SurgePays Services for the following six-month period using the cost allocation methodology described above.

In connection with the foregoing, the revised service fees will be effective on April 1st and October 1st for each six-month adjustment and on April 1st for each annual adjustment. Prior to the effective date of the revised service fees, the Parties shall use commercial reasonable efforts to determine the amount of resources and overhead support required to perform the SurgePays Services in each prior period, and the SurgePays Parties will prepare a statement summarizing the revised service fees based on the cost allocation methodology described above for such resources and support.

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